UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Cancer Genetics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3462475
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Route 17 North 2nd Floor Rutherford, NJ	07070
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box    ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box    ☒

Securities Act registration statement file number to which this form relates: 333-178836

Securities to be registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.0001 per share

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.0001 per share, of Cancer Genetics, Inc., as included under the caption “Description of Capital Stock” in the prospectus forming a part of the Registration Statement on Form S-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2011 (Registration No. 333-178836), including exhibits, and amended from time to time thereafter (the “Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

List below all exhibits filed as part of the registration statement.

Exhibit No.	Description

Exhibit 3.1	Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc., as currently in effect.(1)

Exhibit 3.2	Form of Third Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc., to be in effect upon the closing of this offering.(2)

Exhibit 3.3	Bylaws, as currently in effect.(1)

Exhibit 3.4	Form of Amended and Restated Bylaws of Cancer Genetics, Inc., to be in effect upon the closing of this offering.(2)

Exhibit 3.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc.(3)

Exhibit 3.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc.(4)

Exhibit 3.7	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc.(5)

Exhibit 3.8	Form of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cancer Genetics, Inc.(6)

(1)	Previously filed as an exhibit to the Registration Statement on Form S-1 filed on December 30, 2011.
(2)	Previously filed as an exhibit to Pre-Effective Amendment No. 5 on Form S-1 filed on April 30, 2012.
(3)	Previously filed as an exhibit to Pre-Effective Amendment No. 10 on Form S-1 filed on December 14, 2012.
(4)	Previously filed as an exhibit to Pre-Effective Amendment No. 13 on Form S-1 filed on February 8, 2013.
(5)	Previously filed as an exhibit to Pre-Effective Amendment No. 17 on Form S-1 filed on March 4, 2013.
(6)	Previously filed as an exhibit to Pre-Effective Amendment No. 19 on Form S-1 filed on March 21, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Cancer Genetics, Inc.

Date: March 29, 2013	By:	/s/ Panna L. Sharma
	Name:	Panna L. Sharma
	Title:	President, Chief Executive Officer and Director